EXHIBIT 23.1
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                                                    PricewaterhouseCoopers LLP
                                                    1177 Avenue of the Americas
                                                    New York, NY  10036
                                                    Telephone (646) 471 4000
                                                    Facsimile (646) 471 8910




           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We hereby consent to the use in the Prospectus Supplement of CWMBS, Inc.,
relating to the CHL Mortgage Pass-Through Trust 2005-6 of our report, dated June 25, 2004, relating to our audits of the consolidated financial statements of ACE Guaranty Corp (subsequently renamed Assured Guaranty Corp.) as of December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 1003. We also consent to the reference to our firm under the caption "Experts" in the Prospectus Supplement.

/s/ PricewaterhouseCoopers LLP
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New York, New York
February 23, 2005